UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2009
CKX, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-17436 (Commission File Number)	27-0118168 (I.R.S. Employer Identification No.)

650 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On March 2, 2009, CKX, Inc. (the “Company”) issued a press release announcing its results of operations for the year ended December 31, 2008.
A copy of the press release is furnished below:
NEW YORK, March 2, 2009 — CKX, Inc. (NASDAQ: CKXE) today reported financial results for its full year ended December 31, 2008.
Revenue for the Company grew 8 percent over 2007 to $288.1 million, reflecting an increase at 19 Entertainment which was partially offset by declines at the Elvis Presley and Muhammad Ali businesses.
Operating income before depreciation, amortization, non-cash stock compensation and non-cash impairment charges (“OIBDAN”) rose 45.1 percent to $96.7 million in 2008, primarily as a result of growth at 19 Entertainment which more than offset declines at the Presley and Ali segments.
Net income from continuing operations of $19.0 million declined $1.6 million from 2007 and diluted income from continuing operations per common share of $0.20 declined $0.01 from 2007 primarily as a result of certain non-cash impairment charges at the Ali and MBST businesses in 2008. Operating income excluding the impairment charges was $72.6 million in 2008 compared to $42.8 million in 2007.
Commenting on the financial results, Chairman and Chief Executive Officer Robert F.X. Sillerman said “We are pleased to report significant growth in our 2008 revenue and OIBDAN. These exceptional results are a testament to the strength of our underlying brands, including American Idol and Elvis Presley. With several new initiatives already underway and planned, the outlook for 2009 and 2010 continues to be extremely positive.”

Segment Results
The following table summarizes segment operating results for 2008 and 2007 (in millions).

	December 31,	December 31,
	2008	2007	Change
Revenue
19 Entertainment	$223.6	$193.0	15.9%
Presley Business	54.9	62.7	(12.5)%
Ali Business	4.0	6.2	(34.5)%
Corporate and other	5.6	4.9	13.7%

Total	$288.1	$266.8	8.0%

	December 31,	December 31,
	2008	2007	Change
OIBDAN (1)
19 Entertainment	$92.5	$67.4	37.1%
Presley Business	16.7	19.1	(12.8)%
Ali Business	1.0	2.8	(63.8)%
Corporate and other	(13.5)	(22.7)	40.8%

Total	$96.7	$66.6	45.1%

	December 31,	December 31,
	2008	2007	Change
Operating Income (Loss) (2)
19 Entertainment	$75.1	$50.3	49.4%
Presley Business	11.7	14.4	(18.3)%
Ali Business (2)	(26.8)	2.7	—
Corporate and other (2)	(23.1)	(24.6)	6.1%

Total	$36.9	$42.8	(13.6)%

(1)	2008 OIBDAN includes a $15.9 million foreign exchange gain at 19 Entertainment, a $5.8 million net gain from the Company’s recently terminated acquisition transaction with 19X, Inc. and a $2.3 million charge from the write-off of acquisition-related costs in anticipation of a new accounting standard, all of which is reflected in Corporate and other. 2007 OIBDAN included a $0.3 million foreign currency loss at 19 Entertainment and $5.3 million of costs related to the transaction with 19X, Inc. which is reflected in Corporate and other.

(2)	Operating income of $36.9 million includes $35.7 million of non-cash impairment charges to reduce the carrying value of goodwill and intangibles at the Ali business ($27.8 million) and MBST ($7.9 million). Operating income excluding the impairment charges was $72.6 million in 2008 compared to $42.8 million in 2007. MBST is included in corporate and other.

Use of Operating Income before Depreciation, Amortization, Non-cash Stock Compensation and Other Non-Cash Charges
We evaluate our operating performance based on several factors, including a financial measure of operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets, and non-cash compensation and other non-cash charges, such as charges for impairment of intangible assets (which we refer to as “OIBDAN”). The Company considers OIBDAN to be an important indicator of the operational strengths and performance of our businesses and the critical measure the chief operating decision maker (CEO) uses to manage and evaluate our businesses, including the ability to provide cash flows to service debt. However, a limitation of the use of OIBDAN as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses or stock-based compensation expense. Accordingly, OIBDAN should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with US GAAP as OIBDAN is not a GAAP equivalent measurement.
The following table reconciles consolidated OIBDAN to consolidated operating income under U.S. GAAP (in millions).

	December 31,	December 31,
	2008	2007
OIBDAN	$96.7	$66.6
Impairment charges	(35.7)	—
Depreciation and amortization	(21.2)	(22.5)
Non-cash compensation	(2.9)	(1.3)
Operating income	$36.9	$42.8

Cash and Borrowing
The Company had total cash on hand of $101.9 million as of December 31, 2008. Outstanding debt at December 31, 2008 totaled $101.9 million including the current portion of $0.5 million.
About CKX, Inc.
CKX, Inc. is engaged in the ownership, development and commercial utilization of entertainment content. To date, the Company has focused on acquiring globally recognized entertainment content and related assets, including the rights to the name, image and likeness of Elvis Presley, the operations of Graceland, the rights to the name, image and likeness of Muhammad Ali and proprietary rights to the IDOLS television brand, including the American Idol series in the United States and local adaptations of the IDOLS television show format which, collectively, air in more than 100 countries. For more information about CKX, Inc., visit its corporate website at www.ckx.com.

Forward Looking Statements
In addition to historical information, this document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements in this press release regarding our future strategy, future operations, projected financial position, estimated future revenue, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on which this press release is issued. We expressly disclaim any obligation to issue any updates or revisions to our forward-looking statements, even if subsequent events cause our expectations to change regarding the matters discussed in those statements. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our stockholders.
CKX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share information)

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2007	2006
Revenue	$288,128	$266,777	$210,153
Operating expenses:
Cost of sales	117,358	90,073	79,893
Selling, general and administrative expenses	78,354	87,672	68,760
Corporate expenses	18,065	18,156	15,236
Impairment charges	35,661	—	—
Depreciation and amortization	21,161	22,551	20,541
Merger and distribution-related costs (recoveries), net	(5,768)	5,259	—
Acquisition-related costs	2,267	—	3,159
Other (income) expense	(15,910)	308	2,669

Total operating expenses	251,188	224,019	190,258

Operating income	36,940	42,758	19,895
Interest income	1,778	1,644	1,406
Interest expense	(5,601)	(5,590)	(1,166)
Other income (expense)	—	2,181	(3,323)

Income before income taxes, equity in earnings of affiliates and minority interest	33,117	40,993	16,812

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2007	2006
Income tax expense	14,430	19,432	6,178

Income before equity in earnings of affiliates and minority interest	18,687	21,561	10,634
Equity in earnings of affiliates	2,521	1,566	686
Minority interest	(2,257)	(2,553)	(2,127)

Income from continuing operations	18,951	20,574	9,193
Loss from discontinued operations	—	(8,430)	—

Net income	18,951	12,144	9,193
Dividends on preferred stock	(1,824)	(1,824)	(1,824)

Net income available to common shareholders	$17,127	$10,320	$7,369

Basic income per share:
Income from continuing operations	$0.20	$0.21	$0.10
Discontinued operations	—	(0.08)	—
Dividends on preferred stock	(0.02)	(0.02)	(0.02)

Basic income per share	$0.18	$0.11	$0.08

Diluted income per share:
Income from continuing operations	$0.20	$0.21	$0.10
Discontinued operations	—	(0.08)	—
Dividends on preferred stock	(0.02)	(0.02)	(0.02)

Diluted income per share	$0.18	$0.11	$0.08

Average number of common shares outstanding:
Basic	96,674,706	96,901,172	92,529,152
Diluted	96,684,377	96,991,441	93,555,201
The accompanying notes are an integral part of these consolidated financial statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.
By:	/s/ Jason K. Horowitz
	Name:	Jason K. Horowitz
	Title:	Senior Vice President

DATE: March 3, 2009